UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2016

LUCKYCOM INC.
(Exact name of registrant as specified in its charter)

Nevada	333-187874	46-1660653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1790 Hughes Landing Blvd. Suite 400, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

281-668-8266
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2016, the Board of Directors of Luckycom, Inc. (the “Company”) approved a change in the fiscal year end from a fiscal year ending on February 28 or 29 (as the case may be) to March 31, effective beginning with fiscal year 2016. The Company expects to make the fiscal year change on a prospective basis and will not adjust operating results for prior periods. The change to the Company’s fiscal year will not impact the Company’s fiscal year results for the year ended February 29, 2016. However, the change will impact the prior year comparability of each of the fiscal quarters and annual period in 2016 in future filings. The Company’s next Annual Report on Form 10-K will be for the fiscal year ending February 29, 2016 and the Company’s first Quarterly Report on Form 10-Q will be for the four-month period ended June 30, 2016. The Company believes this change will provide numerous benefits, including aligning its reporting periods to be more consistent with peer companies and improving comparability between periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKYCOM, INC.

/s/ Kingrich Lee

Name: Kingrich Lee

Date: February 11, 2016

Title: Chief Executive Officer and Chief Financial Officer

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